Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Charles Ramey, CEO US Dataworks, Inc. Tel. (281) 504-8100	Donald C. Weinberger Wolfe Axelrod Weinberger Assoc. LLC Tel. (212) 370-4500 Fax (212) 370-4505

US DATAWORKS, INC. ANNOUNCES ADDITION OF TWO NEW DIRECTORS

Houston, TX – February 20, 2009 -- US Dataworks, Inc. (AMEX: UDW), a leading developer of payment processing solutions, announced today that Anna Cheng Catalano and G. Richard “Rick” Hicks have joined the Company’s Board of Directors.

Ms. Catalano held the top marketing position at BP, PLC from 2000 to 2003 as its Group Vice President, Marketing of BP, PLC and served as the Group Vice President, New Markets, of BP, PLC from 1999 to 2000.  From 1997 to 1999, Ms. Catalano served as the Senior Vice President, Sales Operations for Amoco and served as its Vice President, International Business Development from 1996 to 1997.  From 1994 to 1996, Ms. Catalano served as the President of Amoco Orient Oil Company.  Since 2003, Ms. Catalano has managed an active board portfolio, formerly serving on the boards of Hercules Incorporated, SSL International PLC, Aviva PLC and currently serving as a board member of Willis Group Holdings and as an advisory board member of BT Global Services and Amyris Biotechnologies.  Ms. Catalano also serves as a board member of the Houston Chapter of the Alzheimer’s Association and as an advisory board member of the Houston Chapter of the Juvenile Diabetes Research Foundation.  Ms. Catalano received her B.S. in Marketing and Business Administration from the University of Illinois, Champaign-Urbana in 1982.

Mr. Hicks has served as the Chairman of the Institute of Molecular Medical Sciences since 1992.  Prior to joining the Institute of Molecular Medical Sciences, Mr. Hicks served as the Executive Vice President of the Linus Pauling Institute of Science and Medicine from 1977 to 1992 and as the Vice President and Assistant to the CEO of Dean Witter from 1959 to 1977.  Mr. Hicks received his B.S. in Finance from the University of Notre Dame in 1955.

Commenting on the new directors, Charles E. Ramey, the Company’s Chairman and CEO, stated “We are extremely pleased to have added Anna and Rick to our Board of Directors.  Both bring a wealth of experience and expertise that will nicely complement that of our current Board.  We welcome them to the management team and look forward to working with them and enjoying the fruits of their contributions to the continued successes of the Company.”

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About US Dataworks, Inc.

US Dataworks is a developer of payment processing solutions, focused on the Financial Services market, Federal, State and local governments, billers and retailers. Software developed by US Dataworks is designed to enable organizations to transition from traditional paper-based payment and billing processes to electronic solutions that automate end-to-end processes for accepting and clearing checks.  Additional information about US Dataworks is available at www.usdataworks.com.

Except for the historical information contained herein, the matters set forth in this press release, including, but not limited to statements regarding our expectation of continued growth, the benefits of our recent restructuring, the anticipated features and benefits of our new distribution payment capture solution, our vision for payment processing and our new solutions’ ability to provide a higher return on investment for our clients. Any forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, but not limited to, the failure of our new solution to perform as anticipated, our ability to provide long-term customer value and agility, our ability to protect our intellectual property, the Company's position in the marketplace, its ability to develop and timely introduce products that address market demand, the impact of alternative technological advances and competitive products, market fluctuations and other risks detailed from time to time in the SEC reports of US Dataworks, including its annual report on Form 10-KSB for the period ended March 31, 2008 and its quarterly report on Form 10-Q for the period ended September 30, 2008. These forward-looking statements speak only as of the date hereof. US Dataworks disclaims any obligation to update these forward-looking statements.